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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our reports dated February 23, 2005 for LifePoint Hospitals, Inc. and March 22, 2005 for Province Healthcare Company, in the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-128279) and related Prospectus of LifePoint Hospitals, Inc. for the registration of $225,000,000 3.25% Convertible Senior Subordinated Debentures due 2025.


                                                           /s/ Ernst & Young LLP

Nashville, Tennessee
October 17, 2005